Exhibit 99.1

Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext. 3309

VALEANT PHARMACEUTICALS REPORTS FOURTH QUARTER
AND FULL YEAR 2004 RESULTS

— Specialty Pharmaceuticals Business Improves Significantly;
Product Sales Increase 20 Percent in the Fourth Quarter; 17 Percent in the Year —

     COSTA MESA, Calif., February 24, 2005 – Valeant Pharmaceuticals International (NYSE: VRX) today announced fourth quarter and full year results for 2004. The results primarily reflect the significant decrease in royalty revenue and increased investments in research and development and selling efforts, partially offset by higher product sales and lower general and administrative expenses and cost of goods sold.

Fourth Quarter 2004:

•	Revenues in the 2004 fourth quarter were $188.0 million compared to $176.2 million in the 2003 fourth quarter.

•	Product sales increased 20 percent to $175.0 million compared to $145.5 million.

•	Ribavirin royalties decreased 58 percent to $13.0 million compared to $30.7 million.

•	Net income was $3.0 million, or $0.03 per diluted share, compared to a net loss of $1.8 million, or $0.02 per diluted share.

•	Income from continuing operations was $5.8 million, or $0.07 per diluted share, compared to $2.9 million, or $0.03 per diluted share.

•	Including certain non-GAAP items, adjusted income from continuing operations was $4.9 million, or $0.06 per diluted share, compared to $10.8 million, or $0.13 per diluted share.

     “Our results continue to demonstrate the remarkable progress we have made in transforming our specialty pharmaceuticals business,” said Timothy C. Tyson, Valeant’s President and Chief Executive Officer. “Product sales were strong in the quarter and year and almost completely compensated for the decline in revenue from ribavirin royalties on the top line. The strength in product sales performance and our continued progress in driving operational efficiencies allowed us to meet all of our metric targets, even those we made more challenging during the course of the year. We expect this progress to continue in 2005 and that our operating metrics will also improve slightly with the integration of Xcel Pharmaceuticals during the year.”

Full Year 2004:

•	Revenues were $682.5 million in 2004 compared to $686.0 million in 2003.

•	Product sales increased 17 percent to $606.1 million versus $518.5 million.

•	Ribavirin royalties decreased 54 percent to $76.4 million versus $167.5 million.

•	Net loss was $67.8 million, or $0.81 per diluted share, compared to a net loss of $55.6 million, or $0.67 per diluted share.

•	Loss from continuing operations was $40.6 million, or $0.48 per diluted share, versus a loss from continuing operations of $65.0 million, or $0.78 per diluted share.

•	Including certain non-GAAP items, adjusted income from continuing operations was $6.0 million, or $0.07 per diluted share, compared to $60.6 million, or $0.71 per diluted share.

     Non-GAAP items are discussed in detail in the reconciliation of GAAP to non-GAAP results provided in Tables 2-4.

Revenue Performance:

     Growth in product sales in the 2004 fourth quarter and year reflects increased sales of global and regional brands, sales of products that were acquired during the year and favorable foreign currency adjustments. Sales of global brands increased 4 percent in the 2004 fourth quarter and 24 percent in the year and reflect increased sales of Efudex®, Oxsoralen®, Dermatix® and Kinerase®, partially offset by lower sales of Virazole® and Mestinon®. Sales of global brands represented 23 percent of total sales in 2004 versus 21 percent in 2003.

     Sales of products acquired during 2004, including Tasmar® and Amarin products, totaled $9.7 million and $18.7 million in the 2004 fourth quarter and year, respectively. The company also reported increased sales of products due to the impact of positive foreign currency translation of $8.4 million and $20.9 million in the 2004 fourth quarter and year, respectively, although the net impact to operating income was only $1.4 million and $2.8 million in the 2004 fourth quarter and year, respectively.

     The decline in ribavirin royalties in the 2004 fourth quarter and year was primarily due to lower revenue from royalties in the United States.

Regional Performance:

     North America reported the strongest regional growth with a 53 percent increase in fourth quarter 2004 sales to $43.3 million, compared with $28.2 million in the same quarter last year. The improvement was primarily due to increased sales of Efudex and sales of products that were acquired during the year, partially offset by reduced sales from Mestinon due to continued generic competition in the United States. North American product sales for the 2004 year were up 44 percent compared to 2003 primarily due to global brand sales growth and sales of products that were acquired during the year.

2

     European product sales increased 10 percent in the 2004 fourth quarter to $69.1 million, compared to $62.6 million in the same period last year. Sales in Europe in 2004 were up 9 percent compared to 2003. Sales of global brands in the company’s core therapeutic areas of dermatology and neurology increased during these periods, as did sales of local products in Poland and Central Europe. These factors were offset by government imposed price reductions in certain markets, and declines in sales of older brands. Foreign currency translation adjustments had a positive impact in most markets in the region.

     Sales in Latin America increased 15 percent to $47.6 million in the fourth quarter of 2004, compared with $41.2 million in the same period last year, primarily due to increased sales of Bedoyecta. Latin America sales in the 2004 year were up 12 percent compared to 2003. Sales in the AAA region increased 12 percent in the 2004 fourth quarter to $15.1 million, compared to the $13.4 million recorded in the same period last year, primarily due to sales of Reptilase® and Nyal®. Sales in AAA in the 2004 year were up 13 percent over 2003.

Financial Metrics:

     The company’s gross margin was 67 percent in the 2004 fourth quarter, compared to 63 percent in the same period last year. For the 2004 full year, the gross margin was 67 percent, compared to 64 percent in 2003. The improved gross margin for the fourth quarter and the year primarily reflects a favorable mix of higher margin products and increased sales from North America. For the 2004 year these factors were partially offset by costs associated with the implementation of the company’s manufacturing and supply chain cost improvement program.

     Selling expenses as a percent of sales decreased to 29 percent in the 2004 fourth quarter, compared to 32 percent in the same period last year. Selling expenses were 32 percent of sales for 2004 and 2003.

     General and administrative (G&A) expenses as a percent of sales were 14 percent in the 2004 fourth quarter. Including certain non-GAAP items, adjusted G&A expenses were 16 percent of sales in the 2004 fourth quarter, compared to 18 percent in the same period last year. For the 2004 full year, G&A expenses were 16 percent of sales, compared to 22 percent in 2003.

     Research and development expenses were up significantly as a result of the company’s increased investment in Viramidine® and pradefovir (formerly referred to as remofovir) clinical trials. Research and development expenses were 16 percent of sales in the 2004 fourth quarter, compared to 11 percent in the same period last year. For the 2004 year, research and development expenses were 15 percent of sales versus 9 percent in 2003.

     Amortization expense increased 39 percent to $17.8 million in the 2004 fourth quarter, compared to $12.8 million in the same period last year, primarily due to product impairment charges of $4.8 million in Italy and Latin America. For the full year, amortization expense increased 54 percent to $59.3 million, compared to $38.6 million in 2003, primarily due to acquisitions during the year and the purchase in 2003 of the minority interest in Ribapharm.

3

     Recent Developments and Expectations:

     On February 18, 2005, Valeant received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 with respect to its acquisition of Xcel Pharmaceuticals. The Xcel transaction is expected to close in the near future and be modestly accretive to earnings in 2005, excluding the impact of acquired in-process research and development estimated to be approximately $120 million.

     On February 9, 2005, the company completed an equity offering of 8,280,000 shares, which included the exercise of the underwriters’ over-allotment option. The offering resulted in net proceeds to the company of $189.8 million, which will be used to pay in part for the Xcel acquisition.

     The company currently expects operating metrics in 2005 as follows:

Gross Margin	68-70 Percent
Cost of Goods Sold	30-32 Percent
Selling Expense	30-32 Percent
General and Administrative Expense	14-16 Percent
Research and Development Expense	16-18 Percent
Income Tax Expense	33-35 Percent

Balance Sheet Information:

     Cash and marketable securities at December 31, 2004 totaled $467 million, compared with $874 million at December 31, 2003. The decrease was primarily due to the planned repurchase of the company’s 6 1/2 percent convertible notes and acquisitions during the year. As a result of the convertible notes repurchase, long-term debt decreased to $793 million at December 31, 2004, from $1.1 billion at December 31, 2003.

     The company’s independent auditors have not yet finalized their assessment of internal controls required under Sarbanes-Oxley section 404 and have not completed their audit of Valeant’s 2004 financial statements. Based on management’s review of internal controls to date, which review will continue through the filing of the company’s financial statements to be included in the company’s annual report on Form 10-K, management believes the company’s internal controls are operating effectively.

     Included in the audit is a review of the ability of the company to realize the tax benefit of approximately $100 million as of December 31, 2004 from net operating losses in the United States. Current accounting standards require that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset may not be realized. Cumulative losses weigh heavily in the assessment of the need for a valuation allowance. Forecasts of future taxable income are not generally considered sufficient evidence to outweigh a history of losses.

4

     If the company is unable to demonstrate its ability to realize the tax benefit from the net operating losses, the company would be required to provide a valuation allowance for all or a portion of the tax benefit for GAAP reporting purposes. There will be no cash impact to this valuation allowance since the company does not currently pay taxes in the United States. The company believes that it will realize the benefit from these losses in the future through implementation of our strategic plan including the commercialization of Viramidine.

Conference Call and Webcast Information:

     Valeant will host a conference call today at 10:00 a.m. ET (7:00 a.m. PT) to discuss its 2004 fourth quarter and year-end results. The dial-in number to participate live on this call is (877) 295-5743, confirmation code 3443228. International callers should dial (706) 679-0845, confirmation code 3443228. A replay will be available approximately two hours following the conclusion of the conference call through Thursday, March 3, 2005, and can be accessed by dialing (800) 642-1687, confirmation code 3443228. The company will also webcast the call live over the Internet, which will be hosted in the investor relations section of its corporate Web site at www.valeant.com.

About Valeant

     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements that involve risk and uncertainty, including, but not limited to, projections of future sales, royalty income, operating income, returns on invested assets, clinical development, regulatory approval processes, competition from generic products, marketplace acceptance of the company’s products, the company’s ability to successfully close the Xcel transaction and integrate Xcel’s operations into those of Valeant, success of the company’s strategic repositioning initiatives and the ability of management to execute them, cost-cutting measures, success of the company’s strategic plan and the ability to achieve financial targets and cost reduction goals, and other risks detailed from time to time in Valeant’s SEC filings. These statements are based on management’s current expectations and involve risks and uncertainties which include, Valeant’s ability to retain key employees, reduce costs, general economic factors and business and capital market conditions, general industry trends and changes in tax law requirements and government regulation. Valeant wishes to caution the reader that these factors, as well as other factors described in Valeant’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements.

     Financial Tables Follow

5

Valeant Pharmaceuticals International	Table I
Consolidated Condensed Statement of Income
for the three and twelve months ended December 31, 2004 and 2003

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
In thousands, except per share data	2004	2003	% Change	2004	2003	% Change

Product sales	$175,035	$145,515	20%	$606,093	$518,471	17%
Ribavirin royalties	12,983	30,727	-58%	76,427	167,482	-54%

Total revenues	188,018	176,242	7%	682,520	685,953	-1%
Cost of goods sold	58,399	54,472	7%	200,313	184,669	8%
Selling expenses	50,204	46,861	7%	196,567	166,707	18%
General and administrative expenses	24,880	26,771	-7%	98,566	111,532	-12%
Research and development costs	28,067	15,585	80%	92,496	45,286	104%
Acquired in-process research and development (1)	—	—	—	11,770	117,609	-90%
Restructuring charges (2)	(772)	—	—	19,344	—	—
Amortization expense	17,789	12,772	39%	59,303	38,577	54%

	178,567	156,461	14%	678,359	664,380	2%

Income from operations	9,451	19,781	-52%	4,161	21,573	-81%
Interest, net	(6,012)	(6,431)		(36,833)	(27,257)
Other income, net including translation and exchange	2,334	4,231		141	4,727
Loss on early extinguishment of debt	—	(12,803)		(19,892)	(12,803)

Income (loss) from continuing operations before provision for income taxes and minority interest	5,773	4,778		(52,423)	(13,760)
Provision (benefit) for income taxes	(220)	1,816		(12,051)	39,463
Minority interest	225	96		233	11,763

Income (loss) from continuing operations	5,768	2,866		(40,605)	(64,986)
Income (loss) from discontinued operations, net	(2,790)	(4,646)		(27,182)	9,346

Net Income (loss)	$2,978	$(1,780)		$(67,787)	$(55,640)

Basic earnings per common share
Income (loss) from continuing operations	$0.07	$0.04		$(0.48)	$(0.78)
Discontinued operations, net	(0.03)	(0.06)		(0.33)	0.11

Net income (loss)	$0.04	$(0.02)		$(0.81)	$(0.67)

Shares used in per share computation	84,161	83,137		83,887	83,602

Diluted earnings per common share
Income (loss) from continuing operations	$0.07	$0.03		$(0.48)	$(0.78)
Discontinued operations, net	(0.04)	(0.05)		(0.33)	0.11

Net income (loss)	$0.03	$(0.02)		$(0.81)	$(0.67)

Shares used in per share computation	87,327	85,856		83,887	83,602

(1) Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Amarin acquistion in 2004 and the Ribapharm tender offer in 2003.

(2) Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

Valeant Pharmaceuticals International	Table 2
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	December 31, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$175,035	$—		$175,035
Ribavirin royalties	12,983	—		12,983

Total revenues	188,018	—		188,018
Cost of goods sold	58,399	—		58,399
Selling expenses	50,204	(50	)(a)	50,154
General and administrative expenses	24,880	2,973	(a)(b)	27,853
Research and development costs	28,067	—		28,067
Restructuring charges	(772)	772	(c)	—
Amortization expense	17,789	(4,797	)(d)	12,992

	178,567	(1,102)		177,465

Income from operations	9,451	1,102		10,553
Interest, net	(6,012)	—		(6,012)
Other income, net including translation and exchange	2,334	—		2,334

Income from continuing operations before provision for income taxes and minority interest	5,773	1,102		6,875
Provision for income taxes	(220)	2,009	(e)	1,789
Minority interest	225	—		225

Income from continuing operations	5,768	(907)		4,861
Loss from discontinued operations, net	(2,790)	—		(2,790)

Net Income	$2,978	$(907)		$2,071

Basic earnings per common share
Income from continuing operations	$0.07			$0.06
Discontinued operations, net	(0.03)			(0.03)

Net income	$0.04			$0.03

Shares used in per share computation	84,161			84,161

Diluted earnings per common share
Income from continuing operations	$0.07			$0.06
Discontinued operations, net	(0.04)			(0.03	)(f)

Net income	$0.03			$0.03

Shares used in per share computation	87,327			87,327

(a) Net reversal of sales force reduction costs of ($423K). $50K of the original accrual was reclassed to selling expense in the fourth quarter.

(b) ($2,500K) of insurance refund related to the settlement of a bondholder class action lawsuit.

(c) Reversal of restructuring charges primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges ($772K).

(d) Product impairment charges of $4,797K. Includes an impairment charge of $3,700K related to products sold in Italy for which the patent life was reduced by a decree by the Italian Government.

(e) Tax effect on non-GAAP adjustments. Includes a state tax benefit of $1,308K and an increased benefit of $731K on the charges in Spain, which were previously not benefitted due to the uncertainty of the realization of these benefits.

(f) Change from GAAP to adjusted amount is to aid in accuracy of rounding.

We use certain non-GAAP financial measures, including adjusted net income (loss) from continuing operations and adjusted earnings per share, both of which exclude IPR&D, sales force reduction costs, restructuring costs,product impairment charges, settlement on tax dispute and early extinguishment of debt. We exclude these items in assessing our financial performance, primarily due to their non-operational nature or because they are outside of our normal operations. The non-GAAP financial measures should not be considered as an alternative to, or more meaningful than the GAAP financial measures.

Valeant Pharmaceuticals International	Table 2.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	December 31, 2003
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$145,515	$—		$145,515
Ribavirin royalties	30,727	—		30,727

Total revenues	176,242	—		176,242
Cost of goods sold	54,472	—		54,472
Selling expenses	46,860	—		46,860
General and administrative expenses	26,772	—		26,772
Research and development costs	15,585	—		15,585
Acquired in-process research and development	—	—		—
Amortization expense	12,772	—		12,772

	156,461	—		156,461

Income from operations	19,781	—		19,781
Interest, net	(6,431)	—		(6,431)
Other (expense), net including translation and exchange	(8,572)	12,803	(a)	4,231

Income from continuing operations before provision for income taxes and minority interest	4,778	12,803		17,581
Provision for income taxes	1,816	4,865	(b)	6,681
Minority interest	96	—		96

Income from continuing operations	2,866	7,938		10,804
Loss from discontinued operations, net	(4,646)	—		(4,646)

Net income (loss)	$(1,780)	$7,938		$6,158

Basic earnings per common share
Income from continuing operations	$0.04			$0.13
Discontinued operations, net	(0.06)			(0.06)

Net income (loss)	$(0.02)			$0.07

Shares used in per share computation	83,137			83,137

Diluted earnings per common share
Income from continuing operations	$0.03			$0.13
Discontinued operations, net (c)	(0.05)			(0.06	)(c)

Net income (loss)	$(0.02)			$0.07

Shares used in per share computation	85,856			85,856

(a) Loss on early extinguishment of debt.

(b) Tax effect for loss on early extinguishment of debt.

(c) Change from GAAP to adjusted amount is to aid in accuracy of rounding.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3

	Twelve Months Ended
	December 31, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$606,093	$—		$606,093
Ribavirin royalties	76,427	—		76,427

Total revenues	682,520	—		682,520
Cost of goods sold	200,313	—		200,313
Selling expenses	196,567	(3,611	)(a)	192,956
General and administrative expenses	98,566	(1,376	)(a)(b)	97,190
Research and development costs	92,496	—		92,496
Acquired in-process research and development	11,770	(11,770	)(c)	—
Restructuring charges	19,344	(19,344	)(d)	—
Amortization expense	59,303	(4,797	)(e)	54,506

	678,359	(40,898)		637,461

Income from operations	4,161	40,898		45,059
Interest, net	(36,833)	—		(36,833)
Other income (expense), net including translation and exchange	(19,751)	19,892	(f)	141

Income (loss) from continuing operations before provision for income taxes and minority interest	(52,423)	60,790		8,367
Provision (benefit) for income taxes	(12,051)	14,227	(g)	2,176
Minority interest	233	—		233

Income (loss) from continuing operations	(40,605)	46,563		5,958
Income (loss) from discontinued operations, net	(27,182)	10,080	(h)	(17,102)

Net income (loss)	$(67,787)	$56,643		$(11,144)

Basic earnings per common share
Income (loss) from continuing operations	$(0.48)			$0.07
Discontinued operations, net	(0.33)			(0.20)

Net loss	$(0.81)			$(0.13)

Shares used in per share computation	83,887			83,887

Diluted earnings per common share
Income (loss) from continuing operations	$(0.48)			$0.07
Discontinued operations, net	(0.33)			(0.20)

Net loss	$(0.81)			$(0.13)

Shares used in per share computation	83,887			86,742

(a) Sales force reduction costs $4,262K of which $3,611K is recorded in selling expenses and $651K is recorded in general and administrative expenses.

(b) Legal expenses related to the settlement of the bondholder class action lawsuit $725K, net of an insurance refund of ($2,500K).

(c) IPR&D charge related to the acquisition of Amarin.

(d) Restructuring charges are primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges $19,344K.

(e) Product impairment $4,797K.

(f) Loss on early extinguishment of debt.

(g) Tax effect for non-GAAP adjustments.

(h) Environmental reserve, net of tax $10,080K.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International	Table 3.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Twelve Months Ended
	December 31, 2003
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$518,471	$—		$518,471
Ribavirin royalties	167,482	—		167,482

Total revenues	685,953	—		685,953
Cost of goods sold	184,669	—		184,669
Selling expenses	166,707	—		166,707
General and administrative expenses	111,532	—		111,532
Research and development costs	45,286	—		45,286
Acquired in-process research and development	117,609	(117,609	)(a)	—
Amortization expense	38,577	—		38,577

	664,380	(117,609)		546,771

Income from operations	21,573	117,609		139,182
Interest, net	(27,257)	—		(27,257)
Other (expense), net including translation and exchange	(8,076)	12,803	(b)	4,727

Income (loss) from continuing operations before provision for income taxes and minority interest	(13,760)	130,412		116,652
Provision for income taxes	39,463	4,865	(c)	44,328
Minority interest	11,763	—		11,763

Income (loss) from continuing operations	(64,986)	125,547		60,561
Income from discontinued operations, net	9,346	—		9,346

Net income (loss)	$(55,640)	$125,547		$69,907

Basic earnings per common share
Income (loss) from continuing operations	$(0.78)			$0.72
Discontinued operations, net	0.11			0.11

Net income (loss)	$(0.67)			$0.83

Shares used in per share computation	83,602			83,602

Diluted earnings per common share
Income (loss) from continuing operations	$(0.78)			$0.71
Discontinued operations, net	0.11			0.11

Net income (loss)	$(0.67)			$0.82

Shares used in per share computation	83,602			84,763

(a) IPR&D charge related to the Ribapharm tender offer.

(b) Loss on early extinguishment of debt.

(c) Tax effect for loss on early extinguishment of debt.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International	Table 4
GAAP reconciliation of diluted earnings per share
for the three and twelve months ended December 31, 2004 and 2003

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

In thousands, except per share data
Income (loss) from continuing operations	$5,768	$2,866	$(40,605)	$(64,986)
Non-GAAP pre-tax adjustments:
IPR&D	—	—	11,770	117,609
Sales force reduction costs (1)	(423)	—	4,262	—
Product impairment charges	4,797	—	4,797	—
Restructuring charges	(772)	—	19,344	—
Loss on early extinguishment of debt	—	12,803	19,892	12,803
Settlement of bondholder class action lawsuit	(2,500)	—	725	—
Tax effect on the above charges and tax settlements (2)	(2,009)	(4,865)	(14,227)	(4,865)

Adjusted income from continuing operations before the above charges	$4,861	$10,804	$5,958	$60,561

Adjusted diluted EPS from continuing operations	$0.06	$0.13	$0.07	$0.71

Shares used in per share calculation	87,327	85,856	86,742	84,763

(1) Relates to sales force reduction in Spain.

(2) For the twelve months ended December 31, 2004, we have recorded minimum tax benefits on the restructuring charges and sales force reduction costs, which reflects the uncertainty of the realization of these tax benefits in some of the markets in which these costs were incurred. Additionally, this amount includes resolution of a tax dispute with the Puerto Rico tax authority on our 1998-1999 tax returns.

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
Consolidated operating income (GAAP)	$9,451	$19,781	-52%	$4,161	$21,573	-81%
Depreciation and amortization (1)	24,617	20,546	20%	87,138	64,807	34%

EBITDA (non-GAAP) (2)	34,068	40,327	-16%	91,299	86,380	6%
Non-GAAP adjustments (3)	(3,695)	—		36,101	117,609

Adjusted EBITDA (non-GAAP) (2)	$30,373	$40,327	-25%	$127,400	$203,989	-38%

(1) Amortization expenses includes $4,797K of product impairment charges.

(2) We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator that approximates cashflow. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (3) below. Adjusted EBITDA, as defined and presented by the Company, may not be comparable to similar measures reported by other companies.

(3) Non-GAAP adjustments include IPR&D, restructuring charges, sales force reduction costs and an accrual for a class action suit (see previous tables for detailed amounts). We exclude these costs due to their non-operational nature or because they are outside of our normal operations.

See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International	Table 5
Supplemental Sales Information
For the three and twelve months ended December 31, 2004 and 2003
(in thousands)

	Three Months Ended		%	Twelve Months Ended		%
	December 31,		Increase/	December 31,		Increase/
	2004	2003	(Decrease)	2004	2003	(Decrease)
Dermatology
Efudix/Efudex®(G)(T)	$11,237	$8,915	26%	$45,453	$26,821	69%
Kinerase®(G)(T)	3,744	3,720	1%	15,619	12,628	24%
Oxsoralen-Ultra®(G)(T)	2,768	2,438	14%	10,910	8,501	28%
Dermatix®(G)	1,936	1,064	82%	7,034	2,493	182%
Infectious Disease
Virazole®(G)(T)	3,704	4,448	(17%)	13,822	18,716	(26%)
Neurology
Mestinon®(G)(T)	11,304	13,643	(17%)	41,631	41,879	(1%)
Librax®(T)	5,554	4,454	25%	16,868	11,774	43%
Dalmane®/Dalmadorm(T)	3,276	3,411	(4%)	12,146	10,636	14%
Tasmar®(G)	846	—	—	3,551	—	—
Primary Care
Bedoyecta®(T)	13,239	7,627	74%	30,654	26,955	14%
Solcoseryl(T)	4,009	4,855	(17%)	14,397	16,186	(11%)
Nyal®(T)	2,498	2,005	25%	11,904	8,969	33%
Other Pharmaceutical Products	110,920	88,935	25%	382,104	332,913	15%

Total Product Sales	$175,035	$145,515	20%	$606,093	$518,471	17%

Total Top Ten Product Sales(T)	$61,333	$55,516	10%	$213,404	$183,065	17%

Total Global Product Sales(G)	$35,539	$34,228	4%	$138,020	$111,038	24%

Valeant Pharmaceuticals International	Table 6
Consolidated Condensed Statement of Revenue and Operating Income — Regional
for the three and twelve months ended December 31, 2004 and 2003
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
Revenues
North America	$43,299	$28,237	53%	$142,799	$99,074	44%
Latin America	47,568	41,206	15%	151,726	136,008	12%
Europe	69,077	62,635	10%	253,748	232,031	9%
AAA	15,091	13,437	12%	57,820	51,358	13%

Total pharmaceuticals	175,035	145,515	20%	606,093	518,471	17%
Ribavirin royalty revenues	12,983	30,727	-58%	76,427	167,482	-54%

Consolidated revenues	$188,018	$176,242	7%	$682,520	$685,953	-1%

Cost of goods sold	$58,399	$54,472	7%	$200,313	$184,669	8%

Gross profit margin on product sales	67%	63%		67%	64%

Operating Income (Loss)
North America	$14,591	$11,577	26%	$44,438	$29,972	48%
Latin America	16,888	13,475	25%	46,124	42,671	8%
Europe	5,575	2,349	137%	31,347	24,425	28%
AAA	329	806	-59%	3,103	3,570	-13%

	37,383	28,207	33%	125,012	100,638	24%
Restructuring charges	772	—		(19,344)	—

Total pharmaceuticals	38,155	28,207	35%	105,668	100,638	5%
R&D	(16,887)	8,012	—	(38,860)	95,151	—
IPR&D	—	—	—	(11,770)	(117,609)	—

Consolidated segment operating income	21,268	36,219	-41%	55,038	78,180	-30%
Corporate expenses	(11,817)	(16,438)	-28%	(50,877)	(56,607)	-10%

Total consolidated operating income (loss)	$9,451	$19,781		$4,161	$21,573

	Three Months Ended				Twelve Months Ended
	Dec. 31, 2004%		Dec. 31, 2003%		Dec. 31, 2004%		Dec. 31, 2003%
Gross Profit
North America	$33,289	77%	$24,808	88%	$115,640	81%	80,760	82%
Latin America	36,779	77%	28,748	70%	110,764	73%	97,205	71%
Europe	39,140	57%	31,642	51%	150,830	59%	129,958	56%
AAA	7,428	49%	5,845	43%	28,546	49%	25,879	50%

Total pharmaceuticals	$116,636	67%	$91,043	63%	$405,780	67%	$333,802	64%

Valeant Pharmaceuticals International	Table 7
Consolidated Balance Sheet Data
as of December 31, 2004 and December 31, 2003
(in thousands)

	December 31,	December 31,
	2004	2003
Cash and marketable securities	$466,992	$873,981
Accounts receivable, net	171,859	162,402
Inventory, net	112,250	91,906
Long-term debt (1)	793,139	1,119,802
Total equity	582,942	605,361

(1) On July 21, 2004 we redeemed all of our outstanding 6 1/2 % convertible notes due 2008.

Valeant Pharmaceuticals International	Table 8
Supplemental Non-GAAP Information on Currency Effect
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Consolidated
Product sales	$175,035	$145,515	$606,093	$518,471
Currency effect	(8,385)		(20,936)
Product sales, excluding currency impact	$166,650		$585,157
Operating income (loss)	$9,451	$19,781	$4,161	$21,573
Currency effect	(1,353)		(2,839)
Operating income, excluding currency impact	$8,098		$1,322
Geographic Product Sales
North America pharmaceuticals	$43,299	$28,237	$142,799	$99,074
Currency effect	(321)		(1,696)
North America pharmaceuticals, excluding currency impact	$42,978		$141,103
Latin America pharmaceuticals	$47,568	$41,206	$151,726	$136,008
Currency effect	270		4,405
Latin America pharmaceuticals, excluding currency impact	$47,838		$156,131
Europe pharmaceuticals	$69,077	$62,635	$253,748	$232,031
Currency effect	(8,006)		(21,083)
Europe pharmaceuticals, excluding currency impact	$61,071		$232,665
AAA pharmaceuticals	$15,091	$13,437	$57,820	$51,358
Currency effect	(328)		(2,562)
AAA pharmaceuticals, excluding currency impact	$14,763		$55,258

Note: Currency effect is determined by comparing adjusted 2004 reported amounts, calculated using 2003 monthly average exchange rates, to the actual 2003 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.